THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
CONVERTIBLE PROMISSORY NOTE
$3,500,000.00    November 15, 2017
    Houston, Texas, United States
FOR VALUE RECEIVED, Northstar Healthcare Surgery Center – Houston, LLC, a Texas limited liability company (“Maker”), promises to pay to Elite Ambulatory Surgery Centers, LLC, a Texas limited liability company doing business as Elite Surgical Affiliates, or other such designated payee or permitted assignee or successor (the “Holder”), the principal sum of $3,500,000.00 (the “Original Principal Amount”) and any other amounts that may accrue under this Convertible Promissory Note (this “Note”) as set forth in this Note when due, whether on any Installment Date (as defined below), acceleration, or otherwise (in each case, in accordance with the terms of this Note). Interest shall accrue from the date of this Note (the “Note Date”) on the Outstanding Balance (as defined below) at a rate equal to 6.75% per annum, compounding annually, and computed on the basis of the actual number of days elapsed and a year of 365 days. The term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms of this Note, plus any accrued but unpaid interest, collection and enforcements costs, and any other amounts or charges incurred under this Note.
This Note is issued pursuant to that certain Membership Interest Purchase Agreement, dated November 15, 2017, by and among Maker, Nobilis Health Corp., a British Columbia corporation (“NHC”), Holder, and certain other signatories (the “Purchase Agreement”). Maker, the Holder, and NHC are sometimes referred to in this Note individually as a “Party” and collectively as the “Parties.” Capitalized terms used in this Note but not otherwise defined have the meanings given such terms in the Purchase Agreement. Certain terms are defined in Section 15. This Note is subject to the following terms and conditions:
1.    Installments. Interest under this Note shall be due and payable on the first day of each calendar quarter, commencing on January 1, 2018, until the Outstanding Balance is paid in full. Subject to the terms of this Note, unpaid principal shall be due and payable in installment payments as follows:

•	$1,000,000.00 due and payable on May 15, 2018;

60853521.9

•	$750,000.00 due and payable on November 15, 2018;

•	$1,750,000.00 due and payable on November 15, 2019.
2.    Maturity Date. Each of the installment payment due dates set forth in Section 1 shall be individually defined as an “Installment Date”; provided, however, that the last Installment Date shall also be the “Maturity Date.”
1.    Currency; Payment; Prepayment. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. Whenever any payment of cash is to be made by Maker pursuant to this Note, unless otherwise expressly set forth in this Note, such payment shall be made by wire transfer of immediately available funds to an account specified by the Holder. All payments shall be applied first to (a) costs of collection, if any, then to (b) other amounts owed under this Note, if any, then to (c) accrued and unpaid interest, and thereafter to (d) principal. As long as no Event of Default (as defined below) shall have occurred, Maker may, upon at least five Business Days’ advance notice to the Holder, prepay this Note at any time before the Maturity Date without penalty.
2.    Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer, or director of Maker or NHC be liable for any amounts due or payable pursuant to this Note.
3.    Registration Rights.
(a)    Shelf Registration. As soon as practicable after the Note Date, but in any event not later than May 1, 2018, NHC shall (i) prepare and file an initial registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to permit the public resale of the Common Shares from time to time as permitted by Rule 415 (or any similar provision adopted by the U.S. Securities and Exchange Commission (the “SEC”) then in effect) of the Securities Act (a “Registration Statement”) and (ii) cause such Registration Statement to become effective no later than 180 days following the Note Date (the “Target Effective Date”). NHC will use NHC’s commercially reasonable efforts to cause such Registration Statement filed pursuant to this Section 5(a) to be continuously effective under the Securities Act, with respect to the Holder, until the earliest to occur of (1) the date on which all Common Shares covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement, (2) the date on which there are no longer any Common Shares outstanding, and (3) the date that such Common Shares become eligible for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) without volume or manner-of-sale restrictions and without the requirement for NHC to be in compliance with the current public information requirement under Rule 144(c)(1) (in each case of clause (1), (2), and (3), the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 5(a) shall be on such appropriate registration form of the SEC as shall be selected by NHC.

A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within one Business Day following such date, NHC shall provide the Holder with written notice of the effectiveness of a Registration Statement.
(b)    Piggyback Registration.
(i)    If at any time NHC proposes to file a Registration Statement (other than a Registration Statement contemplated by Section 5(a) (an “Offering”) on NHC’s own behalf relating to the sale of Common Shares or on behalf of any other Person (the “Other Holders”), then NHC shall give not less than five Business Days’ notice (the “Piggyback Notice”) of such proposed Offering to the Holder. Such Piggyback Notice shall offer the Holder the opportunity to include in such Offering such number of Common Shares (the “Included Common Shares”) as the Holder may request in writing (a “Piggyback Registration”). Each Piggyback Notice shall be provided to the Holder pursuant to Section 14(j). If practical in the context of the contemplated Offering, NHC shall use reasonable efforts to increase the length of the Piggyback Notice to provide more time for the Holder to make an election to participate. The Holder will have five Business Days, or such longer period as may be specified by NHC in the Piggyback Notice, after such Piggyback Notice has been delivered to request in writing the inclusion of Included Common Shares in the Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Offering.
(ii)    If, at any time after giving written notice of NHC’s intention to undertake such an Offering and prior to the closing of such Offering, NHC shall determine for any reason not to undertake or to delay such Offering, NHC may, at NHC’s election, give written notice of such determination to the Holder and, (A) in the case of a determination not to undertake such Offering, shall be relieved of NHC’s obligation to sell any Included Common Shares in connection with such terminated Offering, and (B) in the case of a determination to delay such Offering, shall be permitted to delay offering any Included Common Shares for the same period as the delay in the Offering. The Holder shall have the right to withdraw the Holder’s request for inclusion of the Included Common Shares in such Offering by giving written notice to NHC of such withdrawal at least one Business Day prior to the time of pricing of such Offering.
(c)    Further Obligations. In connection with NHC’s obligations under this Section 5, NHC shall:

(i)    Promptly prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Common Shares or Included Common Shares covered by such Registration Statement;
(ii)    Furnish to the Holder (A) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Note or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide the Holder the opportunity to object to any information pertaining to the Holder or the Holder’s plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by the Holder with respect to such information prior to filing such Registration Statement and the prospectus included therein or any supplement or amendment thereto, and (B) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Common Shares or Included Common Shares covered by such Registration Statement or any other registration statement contemplated by this Note;
(iii)    If applicable, use NHC’s commercially reasonable efforts to register or qualify promptly the Common Shares or Included Common Shares covered by any Registration Statement or any other registration statement contemplated by this Note under the securities or blue sky laws of such jurisdictions as the Holder shall reasonably request; provided, however, that NHC will not be required to qualify generally to transact business in any jurisdiction where NHC is not then required to so qualify or to take any action that would subject NHC to general service of process in any such jurisdiction where NHC is not then so subject;
(iv)    Promptly notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the filing of a Registration Statement or any other registration statement contemplated by this Note or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement contemplated by this Note or any post-effective amendment thereto, when the same has become effective; and (B) the receipt of any written comments from the SEC with respect to any filing referred to in the foregoing clause (A) and any written request by the SEC for amendments or supplements to any such Registration Statement or any other registration statement contemplated by this Note or any prospectus or prospectus supplement thereto;
(v)    Promptly notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Note, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (B) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Note, or the initiation of any proceedings for that purpose; or (C) the receipt by NHC of any notification with respect to the suspension of the qualification of any Common Shares or Included Common Shares for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, NHC shall, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof, or proceedings related thereto;
(vi)    Upon request and subject to appropriate confidentiality obligations, furnish to the Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Common Shares or Included Common Shares;
(vii)    Otherwise use NHC’s commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;
(viii)    Use NHC’s commercially reasonable efforts to cause all Common Shares or Included Common Shares registered pursuant to this Note to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by NHC are then listed;
(ix)    Use NHC’s commercially reasonable efforts to cause Common Shares or Included Common Shares to be registered with, or approved by, such other governmental agencies or authorities as may be necessary by virtue of the business and operations of NHC to enable the Holder to consummate the disposition of such Common Shares or Included Common Shares;
(x)    Provide a transfer agent and registrar for all Common Shares or Included Common Shares covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(xi)    If reasonably requested by the Holder, (A) incorporate in a prospectus supplement or post-effective amendment such information as the Holder reasonably requests to be included therein relating to the sale and distribution of Common Shares or Included Common Shares, including information with respect to the number of Common Shares or Included Common Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Common Shares or Included Common Shares to be sold in such offering and (B) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(xii)    NHC shall promptly deliver any authorizations, certificates, and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Common Shares or Included Common Shares without legend upon sale by the Holder of such Common Shares or Included Common Shares under the Registration Statement; and
(xiii)    If the Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then NHC will cooperate with the Holder in allowing the Holder to conduct customary “underwriter’s due diligence” with respect to NHC and satisfy the Holder’s obligations in respect thereof. In addition, at the Holder’s request, NHC will furnish to the Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as the Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless the Holder is offering Common Shares or Included Common Shares pursuant to a Holder Underwriter Registration Statement), (A) a “comfort” letter, dated such date, from NHC’s independent certified public accountants in form and substance as are customarily given by independent certified public accountants to underwriters in underwritten public offerings of securities, addressed to the Holder, (B) an opinion, dated as of such date, of counsel representing NHC for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as are customarily given in underwritten public offerings of securities, including standard “10b-5” negative assurance for such offerings, addressed to the Holder, and (C) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of NHC addressed to the Holder, as are customarily given by such officers in underwritten public offerings of securities. NHC will also provide legal counsel to the Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the SEC.
4.    Certain Covenants. Until this Note has been converted or otherwise satisfied in accordance with the terms of this Note:

(a)    Maintenance of Registration/Issuer. From the Note Date until all of the Common Shares either have been sold by the Holder, or may permanently be sold by the Holder without any restrictions pursuant to Rule 144, NHC shall file with the SEC in a timely manner all required reports under Sections 13 or 15(d) of the Exchange Act, and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder. NHC shall not terminate NHC’s status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.
(b)    Statements. NHC shall furnish to the Holder, upon the Holder obtaining, and as long as the Holder owns, any Common Shares, promptly upon request, (i) a written statement by NHC that NHC has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of NHC and such other reports and documents so filed by NHC, and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration.
(c)    Listing Status. The Common Shares shall be and remain listed or quoted for trading on NYSE American or an equivalent national securities market (a “National Exchange”).
(d)    Non-circumvention. Each of Maker and NHC shall not, by amendment of such Persons’ Certificates or Articles of Incorporation, Bylaws, or Formation, or through any reorganization, transfer of assets, consolidation, merger, other transaction, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and each of Maker and NHC shall at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.
5.    Default; Remedies.
(a)    Events of Default. The occurrence of any one or more of the following events with respect Maker shall constitute an event of default under this Note (each, an “Event of Default”):
(i)    If Maker shall fail to pay when due any payment of the Outstanding Balance when due or any amount when due under, or pursuant to, any agreement, statement, or certificate given in writing pursuant to this Note or in connection with this Note (including the Purchase Agreement);
(ii)    Maker or NHC breaches any other covenant or agreement in this Note;
(iii)    Any representation or warranty of Maker or NHC made in this Note shall be false or misleading when made;

(iv)    NHC’s failure to have reserved, and to maintain in reserve, a sufficient number of shares of Common Shares to satisfy in full the conversion obligations under this Note;
(v)    Any actual or attempted transmittal, conveyance, or disclosure by Maker or NHC, or any of such Persons’ Affiliates, or such Persons’ respective officers, directors or employees, to the Holder or the Holder’s Affiliates (or any of such Persons’ successors or assigns), or any of such Persons’ respective officers, director or employees, of any material, non-public information concerning NHC or NHC’s Subsidiaries, which is not immediately cured by NHC’s filing of a Form 8-K pursuant to Regulation FD on that same date;
(vi)    If, pursuant to, or within the meaning of, the United States Bankruptcy Code, any other federal, state, or analogous Canadian law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker or NHC shall (A) commence a voluntary case or proceeding, (B) consent to the entry of an order for relief against Maker or NHC in an involuntary case, (C) consent to the appointment of a trustee, receiver, assignee, liquidator, or similar official, (D) make an assignment for the benefit of Maker’s or NHC’s creditors, or (E) admit in writing Maker’s or NHC’s inability to pay Maker’s or NHC’s (as applicable) debts as such debts become due;
(vii)    If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Maker or NHC in an involuntary case, (B) appoints a trustee, receiver, assignee, liquidator, or similar official for Maker or NHC, or substantially all of Maker’s or NHC’s properties, or (C) orders the liquidation of Maker or NHC, and in each case the order or decree is not dismissed within 60 days;
(viii)    Any dissolution, liquidation, or winding up of Maker or NHC or any substantial portion of such Person’s respective business; and
(ix)    A breach or default by Maker or NHC of any material covenant or other material term or condition contained in the Purchase Agreement, it being understood and agreed that (among other things) Maker’s, or its affiliates’, failure to consummate the Elite Remaining Units Closing in accordance with the terms of the Purchase Agreement (including the scheduled closing date of such transaction) shall be an Event of Default.
(b)    Notice. Maker shall notify the Holder in writing not more than five days after the occurrence of any Event of Default of which Maker has actual knowledge.
(c)    Remedies. Upon the occurrence and during the continuation of any Event of Default, the Holder may, at the Holder’s option, (i) by written notice to Maker, declare the entire Outstanding Balance immediately due and payable regardless of any prior forbearance, (ii) convert all or any portion of the Outstanding Balance into Common Shares in accordance with Section 8, or (iii) exercise any and all rights and remedies available to the Holder under applicable law, including the right to collect from Maker all sums due under this Note, including costs of collection and reasonable attorneys’ fees.
(d)    Additional Acceleration. Notwithstanding any provision of this Note to the contrary, if, at any time after the Note Date, NHC consummates any transaction or series of related transactions in which NHC issues and sells shares of NHC’s capital stock in exchange for gross proceeds of at least $10,000,000 (a “Qualified Financing Transaction”), the entire Outstanding Balance shall be immediately due and payable regardless of any prior forbearance.
6.    Note Conversion.
(a)    Conversion Right. Upon the occurrence and during the continuation of any Event of Default, the Holder may, at the Holder’s option, and upon at least three Business Days’ notice to NHC, convert all or any part of the Outstanding Balance into fully paid and non-assessable Common Shares at the Conversion Price (as defined below) determined as provided in this Section 8 (each, a “Conversion”). The number of Common Shares to be issued upon each Conversion shall be determined by dividing the Conversion Amount by the applicable Conversion Price then in effect on the date a notice of conversion (the “Notice of Conversion”) is delivered by the Holder to NHC (the “Conversion Date”) setting forth the applicable Conversion Price, the number of Common Shares to be issued and the Outstanding Balance remaining after such Conversion. NHC shall be responsible for the fees of NHC’s transfer agent and all other fees associated with any issuance of Common Shares pursuant to this Note. In any event, the Holder may not convert the Outstanding Balance if it would result in the aggregate number of shares of Common Stock issuable upon such Conversion, in addition to any shares issuable pursuant to the purchase of the Remaining Elite Units, to exceed 19.99% of the number of shares of Common Stock outstanding immediately prior to the date of this Note. Notwithstanding the above, if NHC’s Common Stock is not at the time of Conversion listed for trading on a National Exchange, if NHC has received notice from the applicable National Exchange that NHC is not in compliance with one or more continuing listing standards for trading on such National Exchange, or if NHC has taken any action to delist the Common Stock from the NYSE American without a contemporaneous listing or quoting for trade of the Common Stock on another National Exchange, then the Conversion right under this Note shall terminate.
(b)    Conversion Price. Subject to the adjustments described in this Note, the conversion price shall be equal to the lesser of (i) the closing bid price of the Common Shares on the Trading Day immediately prior to the Conversion Date or (ii) the average closing bid price of the Common Shares over the ten-Trading Day period immediately prior to the Conversion Date (the “Conversion Price”). The Conversion Price may be adjusted downward if, within three Business Days of the transmittal of the Notice of Conversion to NHC, the Common Shares have a closing bid price that is 5% or lower than the Conversion Price set forth in the Notice of Conversion. In such event, the Conversion Price shall be the average closing bid price of the Common Shares during such three-Business Day period.
(c)    Other Conversion Matters.
(i)    No fractional Common Shares will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, NHC will pay to the Holder in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional share.
(ii)    In the event of a dispute as to the number of Common Shares issuable to the Holder in connection with a Conversion, NHC shall issue to the Holder the number of Common Shares not in dispute and attempt to resolve such dispute promptly in good faith.
(iii)    Upon a Conversion, the Holder shall surrender this Note, duly endorsed, at the principal offices of Maker, NHC, or any transfer agent of NHC. At NHC’s expense, NHC shall, within five Business Days thereafter, issue the number of Common Shares to which the Holder is entitled upon such Conversion and deliver to the Holder, at the Holder’s principal office, a certificate or certificates for the number of Common Shares to which the Holder is entitled upon such Conversion. In the event the Conversion is with respect to less than the then-current Outstanding Balance, NHC shall promptly issue to the Holder a new Note of like tenor evidencing such remaining indebtedness.
(iv)    Upon a Conversion, Maker will be forever released from all of Maker’s obligations and liabilities under this Note with regard to that portion of the principal amount being converted as part of such Conversion, including the obligation to pay such portion of the principal amount.
(v)    If, at any time after the Holder delivers a Notice of Conversion to NHC and before the actual issuance of Common Shares to the Holder, NHC is in default of NHC’s obligations in this Section 8, the Holder shall have the option and sole discretion to rescind such Notice of Conversion by notice to NHC, but the Holder shall retain the right to deliver additional Notices of Conversion thereafter.
7.    Authorized Shares. NHC covenants that during the period the right to convert this Note into Common Shares exists, NHC will reserve from NHC’s authorized and unissued Common Shares a sufficient number of Common Shares, free from preemptive rights, to provide for the issuance of Common Shares upon the full conversion of this Note. NHC is required at all times to have authorized and reserved ten times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of this Note in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time upon reasonable request by the Holder. NHC represents and warrants to the Holder that upon issuance, the Common

Shares issued under this Note will be duly and validly issued, fully paid, and non-assessable. If NHC shall issue any securities or make any change to NHC’s capital structure that would change the number of Common Shares into which this Note shall be convertible at the then current Conversion Price, NHC shall at the same time make proper provision so that thereafter there shall be a sufficient number of Common Shares authorized and reserved, free from preemptive rights, for Conversion of this Note. NHC (a) acknowledges that NHC has irrevocably instructed NHC’s transfer agent to issue certificates for the Common Shares issuable upon conversion of this Note and (b) agrees that NHC’s execution of this Note shall constitute full authority to NHC’s officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Common Shares in accordance with the terms and conditions of this Note. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions.
8.    Representations and Warranties of Maker and NHC. Each of Maker and NHC represents and warrants, jointly and severally, to the Holder as follows:
(a)    Except for the authorization and issuance of the Qualified Financing Shares, all limited liability company or corporate action, as applicable, on the part of each of Maker and NHC and such Persons’ respective directors, managers, officers, and equity holders necessary for the authorization, sale, issuance, and delivery of this Note, and the performance of all of Maker’s and NHC’s respective obligations under this Note has been taken or will be taken prior to the Note Date. This Note, when executed and delivered by each of Maker and NHC, shall constitute valid and binding obligations of each of Maker and NHC, enforceable in accordance with this Note’s terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief, or other equitable remedies and by general principles of equity.
(b)    None of the execution, delivery, or performance by Maker or NHC of this Note and the transactions contemplated by this Note, including any Conversion into Common Shares, does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under, or give to others any right of termination, acceleration, cancellation, or other right under (i) the constituent documents of Maker or NHC, or any of such Persons’ respective Subsidiaries, (ii) any agreement, document, or instrument to which Maker or NHC, or any of such Persons’ respective Subsidiaries, is a party, or to which any of such Persons’ respective assets or properties are bound, including the Senior Debt Documents, or (iii) any term or provision of any judgment, order, writ, injunction, or decree binding on Maker or NHC or any of such Persons’ respective subsidiaries.
(c)    No consent, order, waiver, approval, or authorization of, or registration, qualification, designation, declaration, or filing with, any Person or governmental entity or under any applicable laws or regulations (“Consents”), other than Consents that have been obtained as of the Note Date, is required to be obtained by Maker or NHC in connection with the execution, delivery, and performance of this Note or any other agreement or document contemplated by this Note and the transactions contemplated by this Note.
9.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note or the Purchase Agreement, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to Maker. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.
10.    Loss of Note. Upon receipt by Maker of evidence reasonably satisfactory to Maker of the loss, theft, destruction, or mutilation of this Note or any Note exchanged for this Note (as to which a written certification shall suffice as such evidence), and indemnity reasonably satisfactory to Maker without the requirement of a bond (in case of loss, theft, or destruction) or surrender and cancellation of such Note (in the case of mutilation), Maker will promptly make and deliver in lieu of such Note a new Note of like tenor.
11.    Subordination. Each of the Parties agrees, notwithstanding anything to the contrary contained in this Note or in any other documents related to this Note, that the payment of any and all of the indebtedness evidenced by this Note (including the principal of, and interest on, this Note) shall be subordinated and junior in right and time of payment and exercise of remedies to the prior Payment in Full of the Senior Indebtedness of Northstar Healthcare Acquisitions, L.L.C. (the “Borrower”) and the other Loan Parties (as defined in the Senior Financing Agreement, defined below, including Maker; collectively, the “Debtors”) in all respects. The Holder acknowledges and agrees that payments under this Note may only be made by Maker to the extent permitted under that certain Credit Agreement, dated as of October 28, 2016 (as may from time to time be amended, restated, supplemented, or otherwise modified, the “Senior Financing Agreement”), by and among the Borrower, NHC, Northstar Healthcare Holdings, Inc., a Delaware corporation, the other Debtors from time to time party thereto, each lender from time to time party thereto, and Compass Bank in its individual capacity and as administrative agent. Notwithstanding anything to the contrary contained in this Note, (a) no payments may be made on this Note if, before or after giving effect thereto, any Event of Default (as such term is defined in the Senior Financing Agreement) exists under the Senior Financing Agreement or to the extent such payment is not at such time permitted under the terms of the Senior Financing Agreement and (b) the Parties acknowledge and agree that (i) Maker’s failure to make a payment of principal or interest when due under this Note at any time that such payment is prohibited under the terms of any Senior Indebtedness shall not constitute a default or breach hereunder (but shall nevertheless entitle the Holder to elect to convert this Note in accordance with Section 8) and (ii) nothing herein shall be deemed to prohibit the exercise by the Holder of all powers, rights and remedies of the Holder hereunder other than as set forth in this Section 13. The Parties designate all Senior Lenders, from time to time, as intended third-party beneficiaries of this Note. Each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Note. The Parties and the holders of each Note and Senior Indebtedness intend that the subordination provisions set forth in this Section 13 be enforceable in any Proceeding as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code or any other applicable law.
12.    General.
(a)    Disclosure. Upon receipt or delivery by Maker or NHC of any notice in accordance with the terms of this Note, unless Maker or NHC has in good faith based on the written advice of counsel determined that the matters relating to such notice do not constitute material, non-public information relating to NHC or any of NHC’s Subsidiaries, NHC shall within one Trading Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. If Maker or NHC believes that a notice contains material, non-public information relating to NHC or any of NHC’s Subsidiaries, Maker or NHC so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to NHC or NHC’s Subsidiaries.
(b)    Governing Law. The validity, interpretation, construction, and performance of this Note, and all acts and transactions pursuant to this Note and the rights and obligations of Maker and Holder, shall be governed, construed, and interpreted in accordance with the laws of the state of Texas, without giving effect to principles of conflicts of law. Except as otherwise expressly provided in this Note, any dispute arising with respect to the validity, construction, enforcement, or interpretation of this Note, and all issues relating in any matter to this Note, shall be exclusively brought in the United States District Court for the Southern District of Texas located in Houston, Texas, or if federal jurisdiction does not pertain, in the state courts of the state of Texas, in Harris County. Each Party submits and consents to the exclusive jurisdiction of such courts for the purpose of any such dispute and irrevocably waives (i) any objection which any Party may now or hereafter have to the laying of venue in such courts and (ii) any claim that any such case or controversy brought in any such court has been brought in an inconvenient forum. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES

NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE UNDER THIS NOTE OR IN CONNECTION WITH, OR ARISING OUT, OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED BY THIS NOTE.
(c)    Remedies. Each of Maker and NHC acknowledges that a breach by such Person of such Person’s obligations under this Note will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions contemplated by this Note. Accordingly, each of Maker and NHC acknowledges that the remedy at law for a breach of such Person’s obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by Maker or NHC of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable in this Note, to an injunction or injunctions restraining, preventing, or curing any breach of this Note and to enforce specifically the terms and provisions of this Note, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, prescribed in this Note.
(d)    Costs of Collection. If default is made in the payment of this Note, Maker shall be responsible for, and shall pay promptly on demand, the Holder’s costs of collection, including reasonable attorneys’ fees.
(e)    Unconditional Obligation. Subject to the terms of the Purchase Agreement, no provision of this Note shall alter or impair the obligations of Maker, which are absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in U.S. Dollars or where contemplated in this Note in Common Shares, as applicable, as prescribed in this Note.
(f)    Entire Agreement. This Note, together with the Purchase Agreement and the documents referred to in this Note or in the Purchase Agreement, constitutes the entire agreement and understanding between Maker, NHC, and the Holder relating to the subject matter of this Note and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written between or among such Persons relating to the subject matter of this Note.
(g)    Amendments and Waivers. Any term of this Note may be amended only with the written consent of Maker and the Holder.
(h)    Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of, and be binding upon, the respective successors and assigns of Maker and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of Maker, which shall not be unreasonably withheld, conditioned, or delayed, except that the Holder may assign, pledge, or transfer this Note, without such prior written consent, to the Holder’s Affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in customary form. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Common Shares issued upon conversion of this Note may be offered, sold, assigned, or transferred by the Holder in any manner permitted by the Securities Act.
(i)    Conflict. If any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.
(j)    Notices.
(i)    Any notice, demand, or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered in accordance with Section 11.5 of the Purchase Agreement.
(ii)    Each of Maker and NHC, as applicable, shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, each of Maker and NHC, as applicable, will give written notice to the Holder at least 15 Trading Days prior to the date on which NHC closes NHC’s books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any Convertible Securities or rights to purchase stock, warrants, securities, or other property to all holders of Common Shares, or (C) for determining rights to vote with respect to any change in control or similar transaction, dissolution, or liquidation, provided, in each case, that such information shall be made known to the public prior to, or in conjunction with, such notice being provided to the Holder.
(k)    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of Maker under this Note shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Note or any waiver on the part of the Holder of any provisions or conditions of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.
(l)    Waiver of Notice. Each of Maker and NHC waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing under this Note.
(m)    Construction. The titles of the paragraphs and subparagraphs of this Note are for convenience of reference only and are not to be considered in construing this Note. The term “including” or “include” does not denote or imply any limitation. The language used in this Note will be deemed to be the language chosen by the Parties to express the Parties’ mutual intent, and no rules of strict construction will be applied against any Party.
(n)    Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which when taken together shall constitute one and the same instrument. A Party’s delivery of an executed counterpart signature page by e-mail transmission is as effective as executing and delivering this Note in the presence of the other Party or Parties. No Party shall be bound until such time as each of the Parties has executed this Note (or counterparts of this Note). At the request of a Party, the other Parties shall execute an original of this Note.
13.    Certain Definitions. The following terms shall have the following meanings:
(a)    “Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.
(b)    “Common Shares” means (i) NHC’s common shares, no par value, and (ii) any capital stock or other securities into which such common shares shall have been changed or reclassified.
(c)    “Conversion Amount” means, with respect to any Conversion, the portion of the Outstanding Balance specified by the Holder to be converted in such Conversion.
(d)    “Convertible Securities” means any stock, preferred stock, stock appreciation rights, phantom stock, equity related rights, equity linked rights, or other security (including stock options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Shares.
(e)    “Payment in Full” shall mean with respect to Senior Indebtedness that: (a) all of such Senior Indebtedness (other than contingent indemnification or reimbursement obligations not yet due and payable or with respect to which a claim has not yet been asserted, (ii) obligations under any Secured Hedge Agreements (as defined in the Senior Financing Agreement) that (A) at the time of determination, are allowed by the Person to whom such obligations are owing to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of the Secured Hedge Agreement or any other document governing such obligation or (B) are intended to be rolled into a refinancing or replacement (in whole or in part) of the Senior Indebtedness (other than obligations under a Secured Hedge Agreement) and (iii) obligations not yet due and payable with respect to letters of credit issued pursuant to the Senior Financing Agreement and applicable Senior Debt Documents (it being understood that such obligations include interest, fees, charges, costs and expenses that accrue in respect of undrawn or drawn letters of credit)) has been paid in full in cash, (b) no Person has any further right to obtain any loans, letters of credit or other extensions of credit under the Senior Financing Agreement and any applicable Senior Debt Documents, and (c) any and all letters of credit issued under the Senior Financing Agreement and any applicable Senior Debt Documents have been cancelled and returned (or backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to the administrative agent) or cash collateralized, in each case in the Minimum Cash Collateral Amount required by and in accordance with the terms of the Senior Financing Agreement and such applicable Senior Debt Documents).
(f)    “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee, or other officer with similar powers or any other proceeding for the liquidation, dissolution, or other winding up of a Person.
(g)    “Senior Indebtedness” shall mean all Obligations under, and as defined in, the Senior Financing Agreement, including the principal amount of all debts, claims, and indebtedness, accrued and unpaid interest or premium, if any, all fees, costs, and expenses, whether primary, secondary, direct, contingent, fixed, or otherwise, and all other amounts at any time due or payable under the Senior Financing Agreement, and any renewal, extension, or refinancing thereof, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any interest, fees, costs, and expenses accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees, costs, and expenses are an allowed claim in such Proceeding.
(h)    “Senior Debt Documents” shall mean the Senior Financing Agreement and the other Loan Documents (as defined in the Senior Financing Agreement), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
(i)    “Senior Lenders” means Compass Bank, each other lender party to the Senior Financing Agreement, and each of their respective successors and assigns.

(j)    “Trading Day” means (i) any day on which the Common Shares are listed or quoted and traded on its primary trading market, (b) if the Common Shares are not then listed or quoted and traded on any trading market, then a day on which trading occurs on The New York Stock Exchange LLC (or any successor thereto), or (c) if trading ceases to occur on The New York Stock Exchange LLC (or any successor thereto), any Business Day.
[Signature Page Follows]

Maker has executed this Note effective as of the Note Date.
MAKER:
NORTHSTAR HEALTHCARE SURGERY CENTER – HOUSTON, LLC

By: /s/ Harry Fleming
(Signature)
Name: Harry Fleming
Title: Chief Executive Officer
NHC:
The undersigned hereby acknowledges and agrees to the terms of this Note, including the undersigned’s obligations with respect to the registration and conversion provisions of this Note:
NOBILIS HEALTH CORP.

By: /s/ David Young
(Signature)
Name: David Young
Title: Chief Financial Officer

AGREED TO AND ACCEPTED:
THE HOLDER:
ELITE AMBULATORY SURGERY CENTERS, LLC

Signature Page to Convertible Promissory Note

By: /s/ Lori Ramirez
(Signature)
Name: Lori Ramirez,
Title: Chief Executive Officer

Signature Page to Convertible Promissory Note